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Exhibit 23.01

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Questar Corporation for the registration of $400,000,000 of Senior Debt Securities, Common Stock, Stock Purchase Contracts, and Stock Purchase Units, and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Questar Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

Salt Lake City, Utah
July 1, 2002

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  Exhibit 23.01
Consent of Ernst & Young LLP, Independent Auditors